UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) June 29, 2007

VYYO INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-30189	94-3241270
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6625 The Corners Parkway, Suite 100, Norcross, Georgia		30092
(Address of principal executive offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code  (678) 282-8000

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                             Entry into a Material Definitive Agreement.

On June 29, 2007, Vyyo Inc. (the “Registrant”) entered into an agreement with Vyyo Ltd. (“Vyyo Ltd.”), the Registrant’s wholly-owned Israeli subsidiary (the “Agreement”).  Under the terms of the Agreement, loans in an aggregate principal amount of $77,139,471 previously granted by the Registrant to Vyyo Ltd. are replaced and converted into a convertible capital note of Vyyo Ltd. to be held by the Registrant (the “Convertible Capital Note”).  The Convertible Capital Note is convertible into ordinary shares of Vyyo Ltd. at the Registrant’s option.  Additionally, under the Agreement, the Registrant forgave $17,062,294 of accrued interest on the previous loans.

As a result of the Agreement and the forgiveness of the interest, the Registrant has reversed its provision for withholding tax on the debt interest of $3,226,000, which has been provided for as a liability in the Registrant’s financial statements.  The reversal of the provision will be recorded as income under “taxes on income” in the Registrant’s statement of operations in the consolidated financial statements for the second quarter of 2007.

A copy of the Agreement is attached hereto as Exhibit 10.1.

Item 9.01.                                          Exhibits.

Item 9.01(d)

Exhibit Number	Description of Exhibit
10.1	Agreement between Vyyo Inc. and Vyyo Ltd, effective as of June 29, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VYYO INC.

Date: July 6, 2007	By:	/s/ TASHIA L. RIVARD
Tashia L. Rivard
General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
10.1	Agreement between Vyyo Inc. and Vyyo Ltd, effective as of June 29, 2007.